UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

ACCENTIA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51383	04-3639490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

324 South Hyde Park Ave., Suite 350

Tampa, Florida 33606

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (813) 864-2554

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ACCENTIA BIOPHARMACEUTICALS, INC.

FORM 8-K

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2006, Accentia Biopharmaceuticals, Inc. (the “Company”) entered into definitive agreements relating to a private placement (the “Private Placement”) of $25.0 million in principal amount of 8% Secured Convertible Debentures due September 29, 2010 (the “Debentures”). The funds raised in the Private Placement are expected to be disbursed from escrow to the Company on October 2, 2006. The Debentures will be issued pursuant to a Securities Purchase Agreement, dated September 29, 2006, among the Company and the purchasers of the Debentures. The principal purposes of the Private Placement are to raise additional funding for working capital to support the commercialization of the Company’s specialty pharmaceutical products and to continue the development of the Company’s proprietary intranasal anti-fungal therapy for chronic sinusitis and to repay certain short-term debt. The Private Placement will result in gross proceeds of $23.5 million after placement agent fees of $1.5 million but before other expenses associated with the transaction. To secure certain amounts payable by the Company to Laurus Master Fund, Ltd., the Company’s senior lender, a total of $7.3 million of the proceeds from the Private Placement will be placed into an escrow account and paid to Laurus when certain amounts become due under the Company’s credit facility with Laurus.

The Debentures will be convertible at any time at the option of the holder into shares of the Company’s common stock at $2.60 per share, subject to adjustment for stock splits, stock dividends, and the like. In the event that the Company issues or grants in the future any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for an effective per share price less than the conversion price then in effect, the conversion price of all unconverted Debentures will be decreased to equal such lower price. The Debentures are also exchangeable for shares of common stock of Biovest International, Inc. (“BVTI”) held by the Company at an exchange price of $1.00 per share, subject to adjustment for stock splits, stock dividends, and the like, at any time after the earlier to occur of (i) September 29, 2007 or (ii) such time as the closing price of BVTI’s common stock exceeds $2.25 for each of 20 consecutive trading days, subject to certain volume requirements and other conditions. BVTI is a majority-owned subsidiary of the Company. In the event that BVTI issues or grants in the future any rights to purchase any of BVTI’s common stock, or other security convertible into BVTI’s common stock, for a per share price less than the exchange price then in effect, the exchange price for all unconverted Debentures will be decreased to equal such lower price. The above-described adjustments to the conversion price or exchange price for future stock issuances by the Company or BVTI will not apply to certain exempt issuances, including stock issuances pursuant to employee stock option plans and strategic transactions.

Prior to maturity the Debentures will bear interest at 8% per annum with interest payable quarterly in arrears in cash, or, at the Company’s option, in shares of Company common stock. The Company’s ability to pay interest with shares of Company common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of interest and certain minimum trading volumes in the stock to be issued. Shares delivered in payment of interest will be valued at 90% of the average of the daily volume weighted average price of the shares for the 20 trading days prior to the interest payment date. From and after an event of default under the Debentures and for so long as the event of default is continuing, the Debentures will bear default interest at a rate of 18% per annum.

Beginning October 1, 2007, and on the 1st of each month thereafter, the Company will be required to redeem 1/37th of the face value of the Debentures in cash or, at the Company’s election, with shares of Company common stock , shares of BVTI common stock held by the Company, or a combination thereof. The Company’s ability to pay interest with shares of Company or BVTI common stock will be subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares issued in payment of the redemption amount and certain minimum trading volumes in the stock to be issued. Any payment in common stock of either the Company or BVTI may not exceed 15% of the total dollar traded volume in the applicable stock for the 20 trading days prior to the amortization payment. Any common stock of the Company or BVTI delivered in satisfaction of an amortization payment will be valued at the lesser of (i) the conversion price or the exchange price, as the case may be, in effect at the time of the amortization payment or (ii) 90% of the average of the daily volume weighted average price of the applicable shares for the 20 trading days prior to the amortization payment. Any unconverted Debentures will become due on September 29, 2010

In the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds $6.50, the Company will have the right, but not the obligation, to require the holders of the Debentures to convert into Company common stock at the conversion price then in effect up to 50% of any outstanding Debentures (or 100% of any outstanding Debentures, in the event that the average of the daily volume weighted average price of the shares of the Company’s common stock for any 20 consecutive trading days exceeds 300% of the then-effective conversion price). Such a mandatory conversion is subject to specified conditions, including the existence of an effective registration statement covering the resale of the shares into which the Debentures are converted and certain minimum trading volumes in the stock to be issued.

At any time beginning on the first anniversary of the effectiveness of a registration statement covering the resale of the shares of Company common stock issuable upon conversion of the Debentures, the Company may redeem, subject to specified conditions and upon 20 trading days’ written notice, any or all of the outstanding Debentures for a redemption price of (i) cash of 120% of par plus accrued and unpaid interest on the Debentures to be redeemed and (ii) warrants to subscribe for a number of shares of the Company’s common stock equal to the principal amount of the Debentures to be redeemed, divided by the conversion price then in effect. Such warrants will have an exercise price equal to the average of the daily volume weighted average price for the shares of the Company’s common stock for the 20 trading day period immediately preceding the redemption and a term equal to the weighted average remaining term of the Debentures.

As a part of the Private Placement, the Company issued Warrants to the purchasers of the Debentures giving them the right to purchase up to an aggregate of 3,136,201 shares of the Company’s common stock at an exercise price of $2.75 per share, provided that such Warrants may be alternatively exercised for shares of BVTI common stock held by the Company at an exercise price of $1.10 per share. The warrant exercise prices are subject to adjustment for stock splits, stock dividends, and the like. The Warrants may not be exercised for any shares of BVTI common stock until the earlier to occur of (i) September 29, 2007 or (ii) such time as the closing price of BVTI’s common stock exceeds $2.25 for each of 20 consecutive trading days, subject to certain volume requirements and adjustments. In the event that the Company in the future issues or grants any rights to purchase any of the Company’s common stock, or other security convertible into the Company’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrant with respect to shares of the Company’s common stock will be reduced to equal such lower price and the number of shares of the Company’s common stock for which the Warrant may be exercised will be increased so that the total aggregate exercise price remains constant. In the event that BVTI in the future issues or grants any rights to purchase any of BVTI’s common stock, or other security convertible into BVTI’s common stock, for a per share price less than the exercise price then in effect, the exercise price of the Warrant with respect to shares of BVTI’s common stock will be reduced to equal such lower price. The foregoing adjustments to the exercise price for both the Company’s common stock and BVTI’s common stock for future stock issues will not apply to certain exempt issuances, including issuances pursuant to employee stock option plans and strategic transactions. In connection with the Private Placement, the Company also issued to the placement agent for the transaction warrants to purchase an aggregate of 545,455 shares of Company common stock at an exercise price of $2.75 per share. All of the Warrants (including the warrants granted to the Placement Agent) will expire on September 29, 2011.

Unless and until shareholder approval of the Private Placement is obtained by the Company, the aggregate number of shares of the Common Stock of the Company issuable upon the conversion of any of the Debentures and upon the exercise of any of the Warrants is limited to 19.99% of the number of shares of Company common stock outstanding on the date of the closing of the Private Placement. The Company has agreed to include a proposal for shareholder approval of the Private Placement at its next annual meeting of shareholders, and shareholders holding more than 50% of the Company’s common stock have entered into voting agreements agreeing to vote their respective shares in favor of such proposal. In addition, the total number of shares of BVTI common stock held by the Company that may be transferred to the investors in the Private Placement pursuant to the Debentures or Warrants may not exceed 18,000,000 shares in the aggregate. Pursuant to a Pledge Agreement among the Company and all of the purchasers of the Debentures, the Debentures are also secured by these 18,000,000 shares of BVTI common stock held by the Company.

In connection with the Private Placement, the Company and the purchasers of the Debentures entered into a Registration Rights Agreement under which the Company is required, on or before November 1, 2006, to file a registration statement with the SEC covering the resale of the shares of Company common stock issuable pursuant to the Debentures and Warrants and to use its best efforts to have the registration declared effective at the earliest date (but in no event later than 90 days after filing if there is no SEC review of the registration statement, or 120 days if there is an SEC review). The Company will be subject to certain monetary penalties, as set forth in the Registration Rights Agreement, if the registration statement is not filed or does not become effective on a timely basis. BVTI and the purchasers of the Debentures have entered into a similar registration rights agreement under which BVTI is required to file with the SEC and seek to have declared effective a registration statement covering the resale of the shares of BVTI common stock transferable by the Company pursuant to the Debentures and Warrants.

The offers and sales of securities in the Private Placement were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 and/or Rule 144A thereunder. Such offers and sales were made solely to “accredited investors” under Rule 506 and/or “qualified institutional buyers” under Rule 144A and were made without any form of general solicitation and with full access to any information requested by the investors regarding the Company or the securities offered in the Private Placement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 7.01. Regulation FD Disclosure.

The following information is being furnished under Item 7.01 of Form 8-K: Press release, dated October 2, 2006, announcing private placement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

ACCENTIA BIOPHARMACEUTICALS, INC.

By:	/s/ Samuel S. Duffey
Samuel S. Duffey
General Counsel

Date: October 2, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc. and each of the purchasers named therein (including form of Common Stock Purchase Warrant and form of Secured Convertible Debenture issued thereunder).

10.2	Registration Rights Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., and each of the purchasers of Secured Convertible Debentures.

10.3	Registration Rights Agreement, dated as of September 29, 2006, among Biovest International, Inc., and each of the purchasers of Secured Convertible Debentures.

10.4	Pledge Agreement, dated as of September 29, 2006, among Accentia Biopharmaceuticals, Inc., each of the purchasers of Secured Convertible Debentures, and American Stock Transfer & Trust Company.

99.1	Press Release, dated October 2, 2006, of Accentia Biopharmaceuticals, Inc.